UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _)
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Adobe Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Adobe Inc.
345 Park Avenue
San Jose, California 95110-2704
ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 9, 2020
The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Adobe Inc. (the "Company"), dated February 28, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") to be held on Thursday, April 9, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 26, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 9, 2020
To the Stockholders of ADOBE INC.:
Due to the emerging public health impact of the coronavirus situation (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") of Adobe Inc. (the "Company") has been changed. As previously announced, the 2020 Annual Meeting will be held on Thursday, April 9, 2020 at 9:00 a.m., Pacific Time. In light of public health concerns, the 2020 Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the 2020 Annual Meeting physically.
As described in the proxy materials for the 2020 Annual Meeting previously distributed, you are entitled to participate in the 2020 Annual Meeting if you were a stockholder as of the close of business on February 12, 2020, the record date, or hold a legal proxy for the 2020 Annual Meeting provided by your bank, broker, or other holder of record. To be admitted to the 2020 Annual Meeting at http://www.virtualshareholdermeeting.com/ADBE2020 (the "2020 Annual Meeting Website"), you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you have difficulty accessing the 2020 Annual Meeting through the 2020 Annual Meeting Website, please call 1-800-586-1548 (toll free) or 303-562-9288 (international) and technicians will be available to assist you. A list of stockholders entitled to vote at the 2020 Annual Meeting will be available during the entire time of the 2020 Annual Meeting at the 2020 Annual Meeting Website. You may vote during the 2020 Annual Meeting by following the instructions available on the 2020 Annual Meeting Website during the 2020 Annual Meeting. Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the 2020 Annual Meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the 2020 Annual Meeting.
By Order of the Board of Directors,
Dana Rao
Executive Vice President, General Counsel & Corporate Secretary
March 26, 2020

The 2020 Annual Meeting on April 9, 2020 at 9:00 a.m. Pacific Time is available at http://www.virtualshareholdermeeting.com/ADBE2020. The proxy materials are available on the Internet at http://www.proxyvote.com. Our proxy materials are also available on our Investor Relations website at https://www.adobe.com/adbe.